News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202
FOR IMMEDIATE RELEASE

P&G REPORTS ACCELERATED SALES AND UNIT VOLUME GROWTH Net Sales +6%, Organic Sales +5%, Organic Volume +5%

CINCINNATI, Jan. 28, 2010 - The Procter & Gamble Company (NYSE:PG) delivered net sales growth of six percent for the October - December quarter to $21.0 billion.  Organic sales grew five percent which was at the top of the Company’s guidance range.  Diluted net earnings per share were $1.49 and diluted net earnings per share from continuing operations were $1.01.  Core EPS increased 22 percent to $1.10 for the quarter, above the Company’s guidance range, on better than expected sales growth and margin expansion.  The Company raised its expectations of fiscal 2010 organic sales growth and Core EPS.

“We are pleased with the top- and bottom-line underlying results for the quarter,” said Chairman of the Board, President and Chief Executive Officer Bob McDonald.  “Our investments in innovation, portfolio expansion, marketing support and consumer value are working.  We continue to drive simplification and leverage our scale to create cost advantages and accelerate growth.  While economic uncertainty remains, we’re confident these strategies will enable P&G to serve more consumers in more parts of the world, more completely and deliver profitable market share growth.”

Executive Summary

•
Diluted net earnings per share were $1.49.  Core EPS grew 22 percent to $1.10. Core EPS is earnings per share from continuing operations excluding a legal reserve established in the current period and incremental Folgers-related restructuring charges in the base period.

•
Net sales increased six percent for the quarter to $21.0 billion on higher unit volume and favorable foreign exchange. Organic sales growth, which excludes the impacts of acquisitions, divestitures and foreign exchange, was five percent.

•
Operating margin expanded 160 basis points for the quarter behind a 330 basis point improvement in gross margin, partially offset by a 170 basis point increase in selling, general and administrative (SG&A) expenses.

•
Operating cash flow was $3.3 billion for the quarter, an increase of 50 percent.  Adjusted free cash flow, which is operating cash flow less capital spending and the impacts of the global pharmaceuticals divestitures, was $3.1 billion and over 96 percent of net earnings excluding the impacts of the global pharmaceuticals divestitures.

Key Financial Highlights

Net sales increased six percent during the October - December quarter to $21.0 billion on a five percent increase in unit volume.  Organic sales grew five percent driven by initiative activity, strengthened marketing plans, targeted improvements in consumer value, market growth in some businesses and a base period that was impacted by trade inventory reductions and consumption declines.  Price increases contributed one percent to net sales growth as the impact of prior period increases taken in developing regions to offset currency devaluations were partially offset by pricing investments to improve consumer value.  Negative geographic mix impacts reduced net sales by two percent.  Favorable foreign exchange added two percent to net sales growth as key foreign currencies strengthened versus the U.S. dollar.  Volume growth was broad-based with growth in all geographic regions.

Diluted net earnings per share from continuing operations increased 13 percent to $1.01 for the second fiscal quarter, including a charge of $0.09 related to pending European legal matters.  Net earnings from continuing operations were $3.1 billion.  The effective tax rate on continuing operations increased 450 basis points primarily due to lower audit settlements and foreign tax credits and the non-deductibility of certain unusual items.  Core EPS grew 22 percent to $1.10 driven by net sales growth and margin expansion.

Diluted net earnings per share declined six percent for the quarter to $1.49.  Net earnings decreased seven percent due to lower current-period after-tax gains on the sale of discontinued operations, partially offset by an increase in earnings from continuing operations.  The current period gain on the sale of the global pharmaceuticals business was $1.5 billion versus a $2.0 billion gain on the sale of the Folgers business in the prior year period.

Operating margin increased 160 basis points versus the prior year period due to higher gross margin, partially offset by an increase in SG&A as a percentage of net sales.  Gross margin expanded to 53.7 percent of net sales, an increase of 330 basis points mainly due to lower commodity costs and manufacturing cost savings.  SG&A as a percentage of net sales increased 170 basis points due to increased marketing spending, higher foreign currency exchange costs and the aforementioned legal item, partially offset by lower overhead spending as a percentage of net sales.

Operating cash flow was $3.3 billion during the second fiscal quarter, up 50 percent versus the prior year mainly due to reductions in working capital balances driven by higher current period accruals and taxes payable.  Adjusted free cash flow was $3.1 billion and 96 percent of net earnings excluding the impacts of the global pharmaceuticals divestitures.  Capital expenditures were 3.4 percent of net sales.

Business Segment Discussion

Beauty and Grooming GBU
•
Beauty net sales increased seven percent in the second fiscal quarter to $5.2 billion on a two percent increase in unit volume.  Organic sales increased four percent versus the prior year period.  Price increases, primarily in developing regions to offset currency impacts, and favorable foreign exchange added two percent and three percent, respectively, to net sales growth.  Organic volume, which excludes acquisitions and divestitures, was up three percent behind mid-single-digits growth in developing regions.  Organic volume in Hair Care increased mid-single digits mainly due to strong growth in Asia.  Volume in Female Beauty increased low single digits primarily due to higher shipments of female skin care and personal cleansing products.  Volume in Salon Professional was down double digits due to the exit of non-strategic businesses, while organic volume declined mid-single digits mainly behind continued market contractions.  Volume in Prestige decreased low single digits as continued contraction of the fragrance market was mostly offset by trade inventory reductions in the prior year period.  Net earnings were up seven percent versus the prior year period to $876 million on higher net sales and operating margin expansion, partially offset by a higher tax rate.  Gross margin expansion, primarily due to price increases and manufacturing cost savings, was partially offset by higher SG&A as a percentage of sales behind increased marketing spending and higher foreign currency exchange costs.

•
Grooming net sales grew three percent to $2.1 billion for the quarter on a two percent decline in unit volume.  Organic sales were consistent with the prior year period as volume declines and negative mix impacts were offset by price increases.  Favorable foreign exchange contributed three percent to net sales.  Price increases, taken mainly in developing regions to offset currency impacts, added four percent to net sales for the quarter.  Negative mix impacts reduced net sales by two percent as volume declines disproportionately affected developed markets and premium shaving systems, both of which have higher than segment average selling prices.  Male Blades and Razors organic volume was in line with the prior year period as market contractions in developed regions and share losses in Western Europe were offset by initiative-driven growth in developing regions.  Volume declines in premium shaving systems were mostly offset by growth in lower priced systems and disposables.  Male Personal Care volume declined high single digits behind increased competitive promotional activity on shave preparation products and distribution declines on a non-strategic deodorant brand.  Braun volume decreased low single digits behind a double-digit decline in developing regions mainly due to market contractions.  Net earnings increased 10 percent to $433 million for the quarter due to net sales growth and operating margin expansion driven by higher gross margin, partially offset by higher SG&A as a percentage on net sales.  Gross margin increased due to price increases and lower commodity costs.  SG&A as a percentage of net sales increased behind higher foreign currency exchange costs, partially offset by lower overhead and marketing spending as a percentage of net sales.

Health & Well-Being GBU
•
Health Care net sales were up five percent for the quarter to $3.1 billion on a three percent increase in unit volume.  Organic sales grew two percent.  Favorable foreign exchange and positive pricing impacts added three percent and one percent, respectively, to net sales growth.  These impacts were partially offset by a two percent negative mix impact resulting from disproportionate growth in developing regions and unfavorable product mix.  Volume in developing regions grew high single digits, while developed regions grew low single digits.  Personal Health Care volume increased mid-single digits behind double-digit growth of Vicks due to higher cold and flu levels and double-digit growth of diagnostics products, partially offset by lower shipments of Prilosec OTC in North America due to increased competitive activity.  Feminine Care volume was up low single digits due mainly to growth in the CEEMEA and Asia regions, partially offset by share losses in Latin America following price increases.  Oral Care volume grew mid-single digits behind initiative-driven growth in Western Europe, Latin America and Asia and trade inventory reductions in the base period.  Net earnings grew eight percent in the quarter to $534 million on higher net sales and net earnings margin expansion.  An increase in gross margin due to price increases and manufacturing cost savings was partially offset by higher SG&A as a percentage of net sales driven by higher foreign currency exchange costs and increased investments to support business growth.

•
Snacks and Pet Care net sales increased six percent to $835 million for the quarter on a one percent increase in unit volume.  Organic sales increased three percent.  The carryover impact of pricing to recover higher commodity costs added five percent to net sales.  This was partially offset by negative mix impacts of two percent driven by the discontinuation of premium snack products which had higher than segment average selling prices.  Favorable foreign exchange contributed two percent to net sales growth.  Volume in Snacks declined low single digits driven by lower merchandising activity in North America and the discontinuation of some premium snack products.  Volume in Pet Care increased mid-single digits behind continued success of product initiatives and increased promotional activity.  Net earnings increased 56 percent versus the prior year period to $98 million behind higher gross margin resulting from price increases, lower commodity costs and manufacturing cost savings.  SG&A as a percentage of net sales increased primarily due to higher marketing spending.

Household Care GBU
•
Fabric Care and Home Care net sales grew nine percent in the second fiscal quarter to $6.3 billion on an eight percent increase in unit volume.  Organic sales increased seven percent.  Pricing investments to improve consumer value reduced net sales by one percent.  Favorable foreign exchange added two percent to net sales growth.  All major brands contributed to volume growth for the segment.  Fabric Care volume increased high single digits mainly due to a low base period, which included trade inventory reductions, and initiative-driven growth in the current period.  Volume growth was broad-based in Fabric Care, with growth in all regions.  Home Care volume grew double digits due to initiative activity in all regions, market growth in North America and CEEMEA and trade inventory reductions in the prior year period.  Batteries volume increased low single digits due to market growth in developing regions and trade inventory reductions in the prior year period.  Net earnings grew 47 percent to $965 million primarily due to gross margin expansion and net sales growth, partially offset by higher SG&A as a percentage of net sales.  Gross margin increased behind manufacturing cost savings and lower commodity costs.  SG&A as a percentage of net sales increased mainly due to increased marketing spending, partially offset by overhead spending efficiencies.

•
Baby Care and Family Care net sales increased 10 percent to $3.8 billion for the quarter on 10 percent volume growth.  Organic sales grew eight percent behind volume growth, partially offset by negative two percent product mix impacts due to a shift toward larger count packages, which have lower than segment average selling prices.  Favorable foreign exchange added two percent to net sales growth.  Baby Care volume was up high single digits behind incremental initiative activity and merchandising support, as well as market growth.  Family Care volume grew double digits due to initiatives launched in the previous quarter and incremental merchandising activity.  Net earnings were up 39 percent for the quarter to $579 million driven by gross margin expansion and net sales growth.  Gross margin increased behind lower commodity costs and manufacturing cost savings.

Fiscal Year 2010 Guidance

Net sales growth is estimated to be three to six percent for fiscal year 2010.  Foreign exchange is expected to increase net sales by zero to one percent, while the net impact of acquisitions and divestitures is not expected to have a material impact on net sales.  The Company increased its expectations for organic sales growth by one percent to three to five percent versus previous guidance of two to four percent.  The Company maintained its previously communicated diluted net earnings per share guidance of $4.02 to $4.12.  Diluted net earnings per share from continuing operations are expected to be $3.44 to $3.54.  Core EPS guidance increased to $3.53 to $3.63, recognizing improvement in the underlying business.  Core EPS is expected to be up two to five percent versus year ago.

January - March 2010 Quarter Guidance

For the January - March quarter, net sales are expected to increase seven to ten percent.  Organic sales are expected to grow four to six percent.  Foreign exchange is expected to increase net sales by three to four percent, while the net impact of acquisitions and divestitures is not expected to have a material impact on net sales.  Diluted net earnings per share, diluted net earnings per share from continuing operations and Core EPS are each expected to be $0.77 to $0.82.  Diluted net earnings per share are expected to decline two to eight percent, while diluted net earnings per share from continuing operations and Core EPS are expected to be down five to up one percent versus the prior year period, reflecting commodity, market and investment trends.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release or presentation, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release or presentation, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully manage ongoing acquisition and divestiture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes designed to support our growth strategies, while successfully identifying, developing and retaining key employees; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, competition law matters, and tax policy), and to resolve pending matters within current estimates; (7) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (8) the ability to successfully manage currency (including currency issues in certain countries, such as Venezuela, China and India), debt, interest rate and commodity cost exposures and significant credit or liquidity issues; (9) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to a global or regional credit crisis or terrorist and other hostile activities; (10) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (11) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (12) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (13) the ability to stay close to consumers in an era of increased media fragmentation; (14) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands; and (15) the ability to rely on and maintain key information technology systems.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
Four billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Actonel®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun® and Fusion®. The P&G community includes approximately 135,000 employees working in about 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contacts:
Mark Erceg, 513.983.2414
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.

The reconciliation of reported sales growth to organic sales for the October - December quarter is as follows:

Oct - Dec ‘09	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	7%	-3%	0%	4%
Grooming	3%	-3%	0%	0%
Health Care	5%	-3%	0%	2%
Snacks and Pet Care	6%	-2%	-1%	3%
Fabric Care and Home Care	9%	-2%	0%	7%
Baby Care and Family Care	10%	-2%	0%	8%
Total P&G	6%	-2%	1%	5%
*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

           Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding a charge for pending European legal matters and incremental restructuring charges incurred to offset the dilutive impact of the Folgers divestiture.  We do not view these items to be part of our sustainable results.  We believe the core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  The table below provides a reconciliation of reported diluted net earnings per share from continuing operations to core earnings per share:

	OND 08	OND 09
Diluted Net Earnings Per Share - Continuing Operations	$0.89	$1.01
Incremental Folgers-related Restructuring Charges	$0.01	-
Charge for Pending European Legal Matters	-	$0.09
Core EPS	$0.90	$1.10
Core EPS Growth		22%

	JFM 09	JFM 10
Diluted Net Earnings Per Share - Continuing Operations	$0.78	$0.77 to $0.82
Incremental Folgers-related Restructuring Charges	$0.03	-
Core EPS	$0.81	$0.77 to $0.82
Core EPS Growth		-5% to 1%

	FY 2009	FY 2010
Diluted Net Earnings Per Share	$4.26	$4.02 to $4.12
Folgers Results of Operations and Gain on the Sale	$(0.68)	-
Gain on the Sale of Pharmaceuticals	-	$(0.47)
Gain on the Sale of Actonel in Japan	-	$(0.04)
Pharmaceuticals Results of Operations	$(0.19)	$(0.07)
Diluted Net Earnings Per Share - Continuing Operations	$3.39	$3.44 to $3.54
Incremental Folgers-related Restructuring Charges	$0.09	-
Charge for Pending European Legal Matters	-	$0.09
Rounding Impacts	$(0.01)	-
Core EPS	$3.47	$3.53 to $3.63
Core EPS Growth		2% to 5%

Adjusted Free Cash Flow: Adjusted free cash flow is defined as operating cash flow less capital spending and the after-tax impacts of the global pharmaceuticals divestitures (including Actonel in Japan).  We exclude the after-tax impacts of the global pharmaceuticals divestitures on adjusted free cash flow because we do not view these impacts to be part of our underlying business results.  We view adjusted free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment.  Free cash flow is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

	Operating Cash Flow	Capital Spending	Tax Payments - Global Pharmaceuticals Divestitures	Adjusted Free Cash Flow
Oct – Dec 09	$3,294	$(722)	$490	$3,062

Adjusted Free Cash Flow Productivity: Adjusted free cash flow productivity is defined as the ratio of free cash flow to net earnings excluding the gains on the divestiture of the global pharmaceuticals business, including Actonel in Japan.  Given the size of these gains and our view that they are not part of our sustainable business, we have excluded the gains from our calculation.  The Company’s long-term target is to generate free cash at or above 90 percent of net earnings.  Free cash flow productivity is also one of the measures used to evaluate senior management.  We believe this provides a better perspective of our underlying liquidity trends.  The reconciliation of adjusted free cash flow productivity is provided below (amounts in millions):

	Adjusted Free Cash Flow	Net Earnings	Actonel Japan Gain	Global Pharmaceuticals Gain	Net Earnings Excluding Certain Divestiture Gain	Adjusted Free Cash Flow Productivity
Oct – Dec 09	$3,062	$4,659	-	$1,464	$3,195	96%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended December 31, 2009			FYTD

	OND 09	OND 08	% CHG	12/31/2009	12/31/2008	% CHG
NET SALES	$21,027	$19,763	6%	$40,834	$40,746	0%
COST OF PRODUCTS SOLD	9,736	9,799	(1)%	19,134	20,357	(6)%
GROSS MARGIN	11,291	9,964	13%	21,700	20,389	6%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,636	5,909	12%	12,597	11,948	5%
OPERATING INCOME	4,655	4,055	15%	9,103	8,441	8%
TOTAL INTEREST EXPENSE	224	354	(37)%	511	693	(26)%
OTHER NON-OPERATING INCOME, NET	53	67	(21)%	76	347	(78)%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,484	3,768	19%	8,668	8,095	7%
INCOME TAXES	1,335	955		2,492	2,167

NET EARNINGS FROM CONTINUING OPERATIONS	3,149	2,813	12%	6,176	5,928	4%

NET EARNINGS FROM DISCONTINUED OPERATIONS	1,510	2,191	(31)%	1,790	2,424	(26)%

NET EARNINGS	4,659	5,004	(7)%	7,966	8,352	(5)%

EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS	29.8%	25.3%		28.7%	26.8%

PER COMMON SHARE:
BASIC NET EARNINGS - CONTINUING OPERATIONS	$1.06	$0.94		$2.08	$1.96
BASIC NET EARNINGS - DISCONTINUED OPERATIONS	$0.52	$0.74		$0.61	$0.81
BASIC NET EARNINGS	$1.58	$1.68		$2.69	$2.77

DILUTED NET EARNINGS - CONTINUING OPERATIONS	$1.01	$0.89	13%	$1.98	$1.85	7%
DILUTED NET EARNINGS - DISCONTINUED OPERATIONS	$0.48	$0.69	(30)%	$0.58	$0.76	(24)%
DILUTED NET EARNINGS	$1.49	$1.58	(6)%	$2.56	$2.61	(2)%

DIVIDENDS	$0.44	$0.40	10%	$0.88	$0.80	10%
AVERAGE DILUTED SHARES OUTSTANDING	3,118.5	3,170.8		3,114.5	3,205.1

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
COST OF PRODUCTS SOLD	46.3%	49.6%	(330)	46.9%	50.0%	(310)
GROSS MARGIN	53.7%	50.4%	330	53.1%	50.0%	310
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	31.6%	29.9%	170	30.8%	29.3%	150
OPERATING MARGIN	22.1%	20.5%	160	22.3%	20.7%	160
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	21.3%	19.1%	220	21.2%	19.9%	130
NET EARNINGS FROM CONTINUING OPERATIONS	15.0%	14.2%	80	15.1%	14.5%	60

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Cash Flows Information

	Six Months Ended December 31
	2009	2008

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$4,781	$3,313

OPERATING ACTIVITIES
NET EARNINGS	7,966	8,352
DEPRECIATION AND AMORTIZATION	1,529	1,503
SHARE-BASED COMPENSATION EXPENSE	205	223
DEFERRED INCOME TAXES	(7)	192
GAIN ON SALE OF BUSINESSES	(2,637)	(2,304)
CHANGES IN:
ACCOUNTS RECEIVABLE	(826)	(775)
INVENTORIES	48	(825)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	1,313	(668)
OTHER OPERATING ASSETS & LIABILITIES	312	(150)
OTHER	(54)	92

TOTAL OPERATING ACTIVITIES	7,849	5,640

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(1,274)	(1,421)
PROCEEDS FROM ASSET SALES	3,039	1,017
ACQUISITIONS, NET OF CASH ACQUIRED	(70)	(323)
CHANGE IN INVESTMENTS	(49)	52

TOTAL INVESTING ACTIVITIES	1,646	(675)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(2,672)	(2,493)
CHANGE IN SHORT-TERM DEBT	(2,902)	4,096
ADDITIONS TO LONG-TERM DEBT	1,495	2,912
REDUCTIONS OF LONG-TERM DEBT	(5,169)	(2,183)
TREASURY STOCK PURCHASES	(1,414)	(5,243)
IMPACT OF STOCK OPTIONS AND OTHER	318	551

TOTAL FINANCING ACTIVITIES	(10,344)	(2,360)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	198	(265)

CHANGE IN CASH AND CASH EQUIVALENTS	(651)	2,340

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,130	$5,653

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Balance Sheet Information

	December 31, 2009	June 30, 2009

CASH AND CASH EQUIVALENTS	$4,130	$4,781
ACCOUNTS RECEIVABLE	6,544	5,836
TOTAL INVENTORIES	6,864	6,880
OTHER	4,223	4,408
TOTAL CURRENT ASSETS	21,761	21,905

NET PROPERTY, PLANT AND EQUIPMENT	19,646	19,462
NET GOODWILL AND OTHER INTANGIBLE ASSETS	89,603	89,118
OTHER NON-CURRENT ASSETS	4,283	4,348

TOTAL ASSETS	$135,293	$134,833

ACCOUNTS PAYABLE	$5,433	$5,980
ACCRUED AND OTHER LIABILITIES	10,463	8,601
DEBT DUE WITHIN ONE YEAR	7,780	16,320
TOTAL CURRENT LIABILITIES	23,676	30,901

LONG-TERM DEBT	22,309	20,652
OTHER	20,361	19,898
TOTAL LIABILITIES	66,346	71,451

TOTAL SHAREHOLDERS' EQUITY	68,947	63,382

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$135,293	$134,833

Certain amounts for prior periods were reclassified to conform with the fiscal 2010 presentation

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended December 31, 2009
		% Change	Earnings From	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty and Grooming GBU
Beauty	$5,217	7%	$1,137	8%	$876	7%
Grooming	2,095	3%	613	11%	433	10%

Health and Well-Being GBU
Health Care	3,071	5%	790	9%	534	8%
Snacks and Pet Care	835	6%	143	39%	98	56%

Household Care GBU
Fabric Care and Home Care	6,311	9%	1,433	40%	965	47%
Baby Care and Family Care	3,817	10%	925	39%	579	39%

Total Business Segments	21,346	7%	5,041	22%	3,485	22%
Corporate	(319)	N/A	(557)	N/A	(336)	N/A
Total Company	21,027	6%	4,484	19%	3,149	12%

	Six Months Ended December 31, 2009
		% Change	Earnings From	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty and Grooming GBU
Beauty	$10,138	1%	$2,164	4%	$1,653	3%
Grooming	3,953	-4%	1,102	-5%	784	-6%

Health and Well-Being GBU
Health Care	6,050	0%	1,620	9%	1,084	9%
Snacks and Pet Care	1,590	-1%	256	33%	172	46%

Household Care GBU
Fabric Care and Home Care	12,441	1%	2,943	29%	1,974	33%
Baby Care and Family Care	7,406	2%	1,810	23%	1,136	22%

Total Business Segments	41,578	1%	9,895	14%	6,803	14%
Corporate	(744)	N/A	(1,227)	N/A	(627)	N/A
Total Company	40,834	0%	8,668	7%	6,176	4%

	OCTOBER - DECEMBER NET SALES INFORMATION
	(Percent Change vs. Year Ago) *
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/	Foreign			Net Sales
	Divestitures	Divestitures	Exchange	Price	Mix/Other	Growth
Beauty and Grooming GBU
Beauty	2%	3%	3%	2%	0%	7%
Grooming	-2%	-2%	3%	4%	-2%	3%

Health and Well-Being GBU
Health Care	3%	3%	3%	1%	-2%	5%
Snacks and Pet Care	1%	1%	2%	5%	-2%	6%

Household Care GBU
Fabric Care and Home Care	8%	8%	2%	-1%	0%	9%
Baby Care and Family Care	10%	10%	2%	0%	-2%	10%

Total Company	5%	5%	2%	1%	-2%	6%

	FISCAL YEAR 2010/2009 NET SALES INFORMATION
	(Percent Change vs. Year Ago) *

	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/	Foreign			Net Sales
	Divestitures	Divestitures	Exchange	Price	Mix/Other	Growth
Beauty and Grooming GBU
Beauty	0%	1%	-2%	3%	0%	1%
Grooming	-5%	-5%	-3%	5%	-1%	-4%

Health and Well-Being GBU
Health Care	1%	1%	-3%	2%	0%	0%
Snacks and Pet Care	-5%	-5%	-1%	5%	0%	-1%

Household Care GBU
Fabric Care and Home Care	3%	3%	-3%	1%	0%	1%
Baby Care and Family Care	4%	4%	-2%	1%	-1%	2%

Total Company	1%	1%	-3%	2%	0%	0%

* These sales percentage changes are approximations based on quantitative formulas that are consistently applied.